                                                          Exhibit 10.2

                               LOCK-UP AGREEMENT
                               -----------------
                               (April 24, 1998)

     The undersigned, intending to be legally bound, understand and agree as follows.

     Simultaneously herewith, ASSI, Inc. ("ASSI") and NCD, Inc. ("NCD") are entering into a Settlement Agreement (the "Settlement Agreement") with Sound Source Interactive, Inc. (the "Company") and certain other parties referred to therein. Louis Habash ("Habash") is the beneficial owner of all of the equity securities of ASSI and NCD.

     After consultation, the undersigned have agreed that any significant sales of the Company's common stock, par value $.001 per share (the "Common Stock") beneficially owned by Habash, including without limitation any such shares owned of record by ASSI, NCD and/or Habash, within the 12-month period commencing May 1, 1998 could have an adverse effect on the market price for the Common Stock. The undersigned have further agreed that it is in the best interests of the Company and its stockholders that there be a stable and orderly market for the Common Stock.

     Therefore, ASSI, NCD and Habash hereby agree that they will not, directly or indirectly, offer, offer to sell, sell, grant an option to purchase or sell, transfer, assign, pledge, hypothecate or otherwise encumber (whether pursuant to Rule 144 under the Securities Act of 1933, as amended, or otherwise), or enter into any agreement to do any of the foregoing with respect to, any Common Stock during the period commencing April 24, 1998 and ending May 30, 1999, without the prior written consent of the Company; provided, however, that the foregoing limitation shall not prohibit the sale of shares of Common Stock beneficially owned by Habash in an aggregate amount not to exceed the product of the number of such shares on the date hereof and .083 times the number of full calendar months (commencing with the month of May 1998) elapsed since the date hereof.
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     IN WITNESS WHEREOF, the undersigned have executed this agreement, or caused this agreement to be executed by their duly authorized officers, as of the date set forth above.


ASSI, INC.                              NCD, INC.

By:  /s/ Louis Habash           By:     /s/ Louis Habash
     ----------------                   ----------------
     Louis Habash,                      Louis Habash,
     President                          President


/s/ Louis Habash
----------------
LOUIS HABASH, individually



Accepted and agreed to:

SOUND SOURCE INTERACTIVE, INC.

By:  /s/ Vincent J. Bitetti
     ----------------------
     Vincent J. Bitetti,
     Chairman of the Board and
     Chief Executive Officer

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